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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-A/A
                                 AMENDMENT NO. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Cenveo, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                   Colorado                              84-1250533
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   (State of Incorporation or Organization)             (I.R.S. Employer
                                                        Identification No.)


   One Canterbury Green, 201 Broad Street, Stamford, CT             06901
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         (Address of Principal Executive Offices)                 (Zip Code)




If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
None
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
                                                                           Name of each exchange on which each class
Securities to be registered pursuant to Section 12(b) of the Act:                     is to be registered:

                     Preferred Share Purchase Rights                                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:                             None
                                                                           -------------------------------------------



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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On August 2, 2006, Cenveo, Inc. (the "Company") entered into an amendment to the Rights Agreement dated as of April 20, 2005 between the Company and Computershare Trust Company, Inc., as Rights Agent, in order to accelerate the final expiration date (as defined in the Rights Agreement) of the rights issued thereunder (and registered hereunder) from April 28, 2015 to August 7, 2006.

ITEM 2.           EXHIBITS.

         The documents listed below are filed as exhibits to this registration statement:

EXHIBIT NO.       DESCRIPTION
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     4.1          Amendment No. 1 to Rights Agreement dated as of August 2,
                  2006 between the Company and Computershare Trust Company,
                  Inc. (filed as Exhibit 4.1 to the current report on Form
                  8-K dated August 3, 2006 filed with the SEC on August 3,
                  2006 and incorporate herein by reference)





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 3, 2006

                                       CENVEO, INC.


                                       By: /s/ Sean Sullivan
                                           ------------------------------------
                                           Name:   Sean S. Sullivan
                                           Title:  Chief Financial Officer





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